UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2009 (April 1, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Second Amended and Restated Advisory Management Agreement

On April 1, 2009, Behringer Harvard Multifamily REIT I, Inc. (the “Company”) and Behringer Harvard Multifamily Advisors I LP, the Company’s external advisor (the “Advisor”), entered into the Second Amended and Restated Advisory Management Agreement (the “Amended and Restated Agreement”).  The Amended and Restated Agreement is effective immediately.  The Amended and Restated Agreement amends the previous advisory management agreement regarding reimbursement of organization and offering expenses in several respects.

Pursuant to the prior advisory management agreement, the Company was required to reimburse the Advisor for organization and offering expenses related to a public offering of shares (other than pursuant to a distribution reinvestment plan) and any organization and offering expenses previously advanced by the Advisor related to a prior offering of shares to the extent not previously reimbursed by the Company out of proceeds from the prior offering.  However, such reimbursement by the Company was not required to the extent that the reimbursement would cause the total amount of organization and offering expenses (other than selling commissions and the dealer manager fee) paid by the Company to exceed 1.5% of the gross proceeds of the public offering as of the date of reimbursement.  Pursuant to the Amended and Restated Agreement, the Company’s obligation to reimburse the Advisor for organization and offering expenses is no longer capped as of the date of reimbursement.  However, the Advisor remains obligated to reimburse the Company after the completion of the public offering to the extent that organization and offering expenses (other than selling commissions and the dealer manager fee) paid by the Company exceed 1.5% of the gross proceeds of the completed public offering. The Company’s reimbursement of organization and offering expenses related to subsequent public offerings of shares also will not be capped as of the date of reimbursement, unless the terms are amended by the parties upon renewal of the Amended and Restated Agreement.

Further, the prior advisory management agreement did not discuss the Advisor’s obligations to reimburse the Company for organization and offering expenses upon the termination of the agreement.  The Amended and Restated Agreement provides that if the Amended and Restated Agreement is terminated or not renewed due to a material breach by the Advisor, the Advisor must reimburse the Company within 15 days after the end of the month in which the public offering terminates to the extent that organization and offering expenses (other than selling commissions and the dealer manager fee) incurred by the Company related to the public offering or a prior offering to the extent not previously reimbursed by the Company through the termination date exceed 1.5% of the gross proceeds from the completed public offering.  If the Amended and Restated Agreement is terminated or not renewed for reasons other than a material breach by the Advisor, the Amended and Restated Agreement requires the Advisor to reimburse the Company within 15 days after the end of the month in which the public offering terminates to the extent that organization and offering expenses (including selling commissions and the dealer manager fee) incurred by the Company in connection with the public offering through the termination date exceed 15% of the gross offering proceeds from the completed public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: April 2, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal